UNDER ARMOUR REPORTS SECOND QUARTER 2021 RESULTS;
RAISES FULL YEAR OUTLOOK
BALTIMORE, Aug. 3, 2021 – Under Armour, Inc. (NYSE: UA, UAA) today announced unaudited financial results for the second quarter ended June 30, 2021. The company reports its financial performance in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release refers to “currency neutral” and “adjusted” amounts, which are non-GAAP financial measures described below under the “Non-GAAP Financial Information” paragraph.

“We are very pleased with Under Armour’s better than expected second-quarter results, which reflect solid progress compared to both 2020 and 2019. Given the continued momentum, we’re raising our full-year outlook, which puts us on track to achieving a solid performance in 2021,” said Under Armour President and CEO Patrik Frisk. “With the critical mass of our transformation behind us and the continued improvements across product, marketing, and our financial results, I believe this year sets a robust foundation that positions us well for our next chapter of profitable growth.”

Frisk concluded, “At the halfway point of our fiscal year, I’m confident in our ability to execute our strategy by putting Focused Performers at the center of everything we do and increasing our capacity to drive consistent, profitable growth for our shareholders over the long-term.”

Second Quarter 2021 Review

•Revenue was up 91 percent to $1.4 billion (up 85 percent currency neutral) compared to the prior year.
–Wholesale revenue increased 157 percent to $768 million and direct-to-consumer revenue increased 52 percent to $561 million, driven by strong growth in owned and operated stores offset by an 18 percent decline in eCommerce, which represented 39 percent of the total direct-to-consumer business.
–North America revenue increased 101 percent to $905 million and international revenue increased 100 percent to $446 million (up 84 percent currency neutral). Within the international business, revenue increased 133 percent in EMEA (up 116 percent currency neutral), increased 56 percent in Asia-Pacific (up 43 percent currency neutral), and increased 317 percent in Latin America (up 284 percent currency neutral).
–Apparel revenue increased 105 percent to $874 million. Footwear revenue increased 85 percent to $343 million. Accessories revenue increased 99 percent to $112 million.
•Gross margin increased 20 basis points to 49.5 percent compared to the prior year, driven primarily by benefits from pricing and changes in foreign currency, offset by channel mix, and the sale of the MyFitnessPal platform, which carried a higher gross margin rate.
•Selling, general & administrative expenses increased 14 percent to $545 million primarily due to increased marketing expenses and costs associated with the company’s owned and operated stores, which were closed most of last year’s comparable period due to the COVID-19 pandemic.
•Restructuring charges were $3 million.
•Operating income was $121 million. Adjusted operating income was $124 million.
•Net income was $59 million. Adjusted net income was $110 million.
•Diluted earnings per share was $0.13. Adjusted diluted earnings per share was $0.24.
•Inventory was down 26 percent to $881 million.
•Cash and Cash Equivalents were $1.3 billion at the end of the quarter, and no borrowings were outstanding under the company's $1.1 billion revolving credit facility.

Updated 2021 Outlook

Key points related to Under Armour’s full-year 2021 outlook include:

•Revenue is expected to be up at a low twenties percentage rate compared to the previous expectation of a high-teens percentage rate increase, reflecting a low twenties percentage growth rate in North America and a mid-thirties percentage growth rate in the international business.
•Gross margin is expected to increase 50 to 70 basis points compared to the previous expectation of an approximate 50 basis point improvement versus the prior year adjusted gross margin of 48.6 percent with expected benefits from pricing and changes in foreign currency offset by the sale of the MyFitnessPal platform and expected higher freight expenses.
•Operating income is expected to reach $215 million to $225 million compared to the previous range of $105 million to $115 million. Excluding the impact of restructuring efforts, adjusted operating income is expected to reach $340 million to $350 million compared to the previous expectation of $230 million to $240 million.
•Diluted earnings per share are expected to be $0.14 to $0.16 compared to the previous expectation of a diluted loss per share of $0.02 to $0.04. Adjusted diluted earnings per share are expected to reach $0.50 to $0.52 compared to the previously expected range of $0.28 to $0.30 per share.

2020 Restructuring Plan

In April 2020, Under Armour announced a restructuring plan designed to rebalance its cost base to improve profitability and cash flow. Of the estimated $550 million to $600 million restructuring plan range, the company has recognized $483 million of pre-tax charges, including $3 million in the second quarter of 2021, or $10 million year-to-date. Of the $483 million recognized, there has been $130 million in cash-related charges and $353 million in non-cash-related charges. The company expects to recognize approximately $40 million to $50 million in charges related to this plan in the third quarter.

COVID-19 Update

Under Armour remains focused on protecting teammate and consumer health and safety while working with its suppliers, partners, and customers to navigate potential disruptions. Given continued uncertainty related to COVID-19, particularly the ongoing and evolving impact on the company’s suppliers and logistics providers, there could be material impacts on Under Armour’s full-year business results in 2021.

Conference Call and Webcast

Under Armour will hold its second quarter conference call and webcast today at approximately 8:30 a.m. Eastern Time. The call will be webcast live at https://about.underarmour.com/investor-relations/financials and will be archived and available for replay about three hours after the live event.

Non-GAAP Financial Information

This press release refers to “currency neutral” and “adjusted” results, as well as “adjusted” forward-looking estimates of the company’s fiscal 2021 outlook. Management believes this information is useful to investors to compare the company’s results of operations period-over-period because it enhances visibility into its actual underlying results, excluding these impacts. Currency-neutral financial information is calculated to exclude the effect of changes in foreign currency exchange rates. References to adjusted financial measures exclude the impact of the company’s 2020 restructuring plan and related impairment charges, impairments associated with certain long-lived assets and goodwill and related tax effects, and with respect to certain measures, the non-cash amortization of debt discount and any gain or loss from the extinguishment of the company’s convertible senior notes, and related tax effects. Where applicable, adjusted net income (loss) and adjusted diluted income (loss) per share exclude the non-cash amortization of debt discount on the company’s convertible senior notes and any gain or loss from the extinguishment of the company’s convertible senior notes and related tax effects. Management believes the gain or loss from the extinguishment of the company’s convertible senior notes and the non-cash portion of the interest expense, which represents the accretion of the bifurcated equity component of the convertible senior notes’ conversion option, is not core to the company's operations. The reconciliation of non-GAAP amounts to the most directly comparable financial measure calculated according to GAAP is presented in supplemental financial information furnished with this release. All per share amounts are reported on a diluted basis. These supplemental non-GAAP financial measures should not be considered in isolation and should be contemplated in addition to, and not as an alternative for, the company’s reported results prepared per GAAP. Additionally, the company’s non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

About Under Armour, Inc.

Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer and distributor of branded athletic performance apparel, footwear and accessories. Designed to empower human performance, Under Armour’s innovative products and experiences are engineered to make athletes better. For further information, please visit http://about.underarmour.com.
Forward Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the impact of the COVID-19 pandemic on our business and results of operations and the operations of our suppliers and logistics providers, our plans to reduce our operating expenses, anticipated charges and restructuring costs, projected savings related to our restructuring plans and the timing thereof, the development and introduction of new products, the implementation of our marketing and branding strategies, and the future benefits and opportunities from significant investments. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, activity levels, performance, or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to: the impact of the COVID-19 pandemic on our industry and our business, financial condition and results of operations; changes in general economic or market conditions that could affect overall consumer spending or our industry; increased competition causing us to lose market share or reduce the prices of our products or to increase significantly our marketing efforts; fluctuations in the costs of raw materials and commodities we use in our products and our supply chain; failure of our suppliers or manufacturers to produce or deliver our products in a timely or cost-effective manner; changes to the financial health of our customers; our ability to successfully execute our long-term strategies; our ability to effectively drive operational efficiency in our business and successfully execute any restructuring plans and realize their expected benefits; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer shopping preferences and consumer demand for our products and manage our inventory in response to changing demands; loss of key customers, suppliers or manufacturers; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to manage the increasingly complex operations of our global business; our ability to successfully manage or realize expected results from significant transactions and investments; our ability to effectively market and maintain a positive brand image; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; any disruptions, delays or deficiencies in the design, implementation or application of our global operating and financial reporting information technology system; our ability to attract key talent and retain the services of our senior management and key employees; our ability to access capital and financing required to manage our business on terms acceptable to us; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; risks related to foreign currency exchange rate fluctuations; our ability to comply with existing trade and other regulations, and the potential impact of new trade, tariff and tax regulations on our profitability; risks related to data security or privacy breaches; and our potential exposure to litigation and other proceedings. The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

# # #

Under Armour Contacts:
Lance Allega	Blake Simpson
SVP, Investor Relations & Corporate Development	SVP, Global Communications, Community Impact & Events
(410) 246-6810	(443) 630-9959

Under Armour, Inc.
For the Three and Six Months Ended June 30, 2021 and 2020
(Unaudited; in thousands, except per share amounts)
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,				Six Months Ended June 30,
in '000s	2021	% of Net Revenues	2020	% of Net Revenues	2021	% of Net Revenues	2020	% of Net Revenues
Net revenues	$1,351,534	100.0%	$707,640	100.0%	$2,608,729	100.0%	$1,637,880	100.0%
Cost of goods sold	682,713	50.5%	358,471	50.7%	1,311,267	50.3%	857,727	52.4%
Gross profit	668,821	49.5%	349,169	49.3%	1,297,462	49.7%	780,153	47.6%
Selling, general and administrative expenses	545,003	40.3%	479,906	67.8%	1,059,641	40.6%	1,032,607	63.0%
Restructuring and impairment charges	2,613	0.2%	38,937	5.5%	9,726	0.4%	475,400	29.0%
Income (loss) from operations	121,205	9.0%	(169,674)	(24.0)%	228,095	8.7%	(727,854)	(44.4)%
Interest income (expense), net	(13,307)	(1.0)%	(11,336)	(1.6)%	(27,444)	(1.1)%	(17,296)	(1.1)%
Other income (expense), net	(38,494)	(2.8)%	(4,843)	(0.7)%	(45,674)	(1.8)%	(3,309)	(0.2)%
Income (loss) before income taxes	69,404	5.1%	(185,853)	(26.3)%	154,977	5.9%	(748,459)	(45.7)%
Income tax expense (benefit)	10,027	0.7%	(3,137)	(0.4)%	19,908	0.8%	18,410	1.1%
Income (loss) from equity method investments	(170)	—%	(179)	—%	1,890	0.1%	(5,707)	(0.3)%
Net income (loss)	$59,207	4.4%	$(182,895)	(25.8)%	$136,959	5.3%	$(772,576)	(47.2)%

Basic net income (loss) per share of Class A, B and C common stock	$0.13		$(0.40)		$0.30		$(1.70)
Diluted net income (loss) per share of Class A, B and C common stock	$0.13		$(0.40)		$0.30		$(1.70)
Weighted average common shares outstanding Class A, B and C common stock
Basic	459,604		454,121		457,793		453,496
Diluted	462,286		454,121		460,740		453,496

Under Armour, Inc.
For the Three and Six Months Ended June 30, 2021 and 2020
(Unaudited; in thousands)
NET REVENUES BY PRODUCT CATEGORY

	Three Months Ended June 30,			Six Months Ended June 30,
in '000s	2021	2020	% Change	2021	2020	% Change
Apparel	$874,193	$425,858	105.3%	$1,684,234	$1,024,145	64.5%
Footwear	342,641	185,089	85.1%	651,688	394,777	65.1%
Accessories	111,503	56,104	98.7%	228,899	123,852	84.8%
Total net sales	1,328,337	667,051	99.1%	2,564,821	1,542,774	66.2%
Licensing revenues	23,261	6,188	275.9%	44,918	26,123	71.9%
Corporate Other (1)	(64)	34,401	(100.2)%	$(1,010)	$68,983	(101.5)%
Total net revenues	$1,351,534	$707,640	91.0%	$2,608,729	$1,637,880	59.3%
NET REVENUES BY SEGMENT

	Three Months Ended June 30,			Six Months Ended June 30,
in '000s	2021	2020	% Change	2021	2020	% Change
North America	$905,493	$449,702	101.4%	$1,711,220	$1,058,682	61.6%
EMEA	207,224	89,125	132.5%	401,107	227,029	76.7%
Asia-Pacific	192,369	123,265	56.1%	402,589	218,951	83.9%
Latin America	46,512	11,147	317.3%	94,823	64,235	47.6%
Corporate Other (1)	(64)	34,401	(100.2)%	(1,010)	$68,983	(101.5)%
Total net revenues	$1,351,534	$707,640	91.0%	$2,608,729	$1,637,880	59.3%
INCOME (LOSS) FROM OPERATIONS

	Three Months Ended June 30,				Six Months Ended June 30,
in '000s	2021	% of Net Revenues (2)	2020	% of Net Revenues (2)	2021	% of Net Revenues (2)	2020	% of Net Revenues (2)
North America	$225,769	24.9%	$30,759	6.8%	$436,331	25.5%	$26,986	2.5%
EMEA	39,892	19.3%	(698)	(0.8)%	66,578	16.6%	3,006	1.3%
Asia-Pacific	24,046	12.5%	(12,447)	(10.1)%	70,559	17.5%	(49,288)	(22.5)%
Latin America	6,001	12.9%	(4,374)	(39.2)%	7,458	7.9%	(52,558)	(81.8)%
Corporate Other(1)	(174,503)	NM	(182,914)	NM	(352,831)	NM	(656,000)	NM
Income (loss) from operations	$121,205	9.0%	$(169,674)	(24.0)%	$228,095	8.7%	$(727,854)	(44.4)%
(1) Corporate Other primarily includes foreign currency hedge gains and losses related to revenues generated by entities within the Company’s operating segments but managed through the Company’s central foreign exchange risk management program. Prior to Fiscal 2021, the Company's Connected Fitness segment was separately disclosed, however, effective January 1, 2021, Corporate Other now includes the remaining Connected Fitness business consisting of MMR for Fiscal 2021 and the entire Connected Fitness business for Fiscal 2020. All prior periods were recast to conform to the current period presentation. Such reclassifications did not affect total consolidated net revenues, consolidated income from operations or consolidated net income
(2) Operating income (loss) percentage is calculated based on total segment net revenues. Additionally, the operating income (loss) percentage for Corporate Other is not presented as a meaningful metric (NM).

Under Armour, Inc.
As of June 30, 2021, December 31, 2020 and June 30, 2020
(Unaudited; in thousands)
CONDENSED CONSOLIDATED BALANCE SHEETS

in '000s	June 30, 2021	December 31, 2020	June 30, 2020
Assets
Current assets
Cash and cash equivalents	$1,349,793	$1,517,361	$1,079,409
Accounts receivable, net	639,176	527,340	568,430
Inventories	881,117	895,974	1,198,509
Prepaid expenses and other current assets, net	273,099	282,300	242,661
Total current assets	3,143,185	3,222,975	3,089,009
Property and equipment, net	619,116	658,678	702,885
Operating lease right-of-use assets	493,014	536,660	568,010
Goodwill	499,541	502,214	486,868
Intangible assets, net	12,110	13,295	38,748
Deferred income taxes	25,046	23,930	42,589
Other long term assets	79,497	72,876	75,232
Total assets	$4,871,509	$5,030,628	$5,003,341
Liabilities and Stockholders’ Equity
Revolving credit facility, current	$—	$—	$250,000
Accounts payable	613,566	575,954	664,288
Accrued expenses	346,530	378,859	266,399
Customer refund liabilities	179,407	203,399	199,016
Operating lease liabilities	145,014	162,561	148,408
Other current liabilities	77,445	92,503	90,503
Total current liabilities	1,361,962	1,413,276	1,618,614
Long term debt, net of current maturities	804,621	1,003,556	987,949
Operating lease liabilities, non-current	757,540	839,414	892,465
Other long term liabilities	100,676	98,389	80,899
Total liabilities	3,024,799	3,354,635	3,579,927
Total stockholders’ equity	1,846,710	1,675,993	1,423,414
Total liabilities and stockholders’ equity	$4,871,509	$5,030,628	$5,003,341

Under Armour, Inc.
For the Six Months Ended June 30, 2021 and 2020
(Unaudited; in thousands)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
in '000s	2021	2020
Cash flows from operating activities
Net income (loss)	$136,959	$(772,576)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	70,659	86,919
Unrealized foreign currency exchange rate gain (loss)	12,224	(1,134)
Loss on extinguishment of senior convertible notes	34,728	—
Loss on disposal of property and equipment	1,395	825
Non-cash restructuring and impairment charges	5,588	449,090
Amortization of bond premium	16,337	1,867
Stock-based compensation	21,905	23,258
Deferred income taxes	(1,008)	22,296
Changes in reserves and allowances	(18,429)	19,772
Changes in operating assets and liabilities:
Accounts receivable	(105,690)	126,059
Inventories	22,384	(307,430)
Prepaid expenses and other assets	3,358	77,368
Other non-current assets	38,930	(301,523)
Accounts payable	27,240	46,449
Accrued expenses and other liabilities	(145,488)	230,670
Customer refund liabilities	(24,430)	(18,630)
Income taxes payable and receivable	5,573	7,310
Net cash provided by (used in) operating activities	102,235	(309,410)
Cash flows from investing activities
Purchases of property and equipment	(28,133)	(50,862)
Sale of property and equipment	1,046	—
Purchase of businesses	—	(38,190)
Net cash used in investing activities	(27,087)	(89,052)
Cash flows from financing activities
Proceeds from long term debt and revolving credit facility	—	1,288,753
Payments on long term debt and revolving credit facility	(300,001)	(550,000)
Proceeds from capped call	53,000	—
Purchase of capped call	—	(47,850)
Employee taxes paid for shares withheld for income taxes	(4,510)	(2,732)
Proceeds from exercise of stock options and other stock issuances	947	2,859
Payments of debt financing costs	—	(4,823)
Net cash provided by (used in) financing activities	(250,564)	686,207
Effect of exchange rate changes on cash, cash equivalents and restricted cash	8,781	4,351
Net increase in (decrease in) cash, cash equivalents and restricted cash	(166,635)	292,096
Cash, cash equivalents and restricted cash
Beginning of period	1,528,515	796,008
End of period	$1,361,880	$1,088,104

Under Armour, Inc.
For the Three Months and Six Months Ended June 30, 2021
(Unaudited)

The table below presents the reconciliation of net revenue growth (decline) calculated according to GAAP to currency neutral net revenue a non-GAAP measure. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
CURRENCY NEUTRAL NET REVENUE GROWTH (DECLINE) RECONCILIATION

	Three months ended June 30, 2021	Six months ended June 30, 2021
Total Net Revenue
Net revenue growth - GAAP	91.0%	59.3%
Foreign exchange impact	(6.1)%	(4.2)%
Currency neutral net revenue growth - Non-GAAP	84.9%	55.1%

North America
Net revenue growth - GAAP	101.4%	61.6%
Foreign exchange impact	(1.9)%	(1.0)%
Currency neutral net revenue growth - Non-GAAP	99.5%	60.6%

EMEA
Net revenue growth - GAAP	132.5%	76.7%
Foreign exchange impact	(16.6)%	(11.1)%
Currency neutral net revenue growth - Non-GAAP	115.9%	65.6%

Asia-Pacific
Net revenue growth - GAAP	56.1%	83.9%
Foreign exchange impact	(13.1)%	(13.0)%
Currency neutral net revenue growth - Non-GAAP	43.0%	70.9%

Latin America
Net revenue growth - GAAP	317.3%	47.6%
Foreign exchange impact	(33.4)%	(4.4)%
Currency neutral net revenue growth - Non-GAAP	283.9%	43.2%

Total International
Net revenue growth - GAAP	99.6%	76.1%
Foreign exchange impact	(15.5)%	(11.0)%
Currency neutral net revenue growth - Non-GAAP	84.1%	65.1%

Under Armour, Inc.
For the Three Months Ended June 30, 2021
(Unaudited; in thousands, except per share amounts)

The tables below present the reconciliation of the Company's condensed consolidated statement of operations presented in accordance with GAAP to certain adjusted non-GAAP financial measures discussed in this press release. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.

ADJUSTED OPERATING INCOME RECONCILIATION

in '000s	Three months ended June 30, 2021
GAAP Income from operations	$121,205
Add: Impact of restructuring charges	2,613
Add: Impact of restructuring charges recorded under cost of goods sold	408
Adjusted income from operations	$124,226

ADJUSTED NET INCOME RECONCILIATION

in '000s	Three months ended June 30, 2021
GAAP Net income	$59,207
Add: Impact of restructuring charges	2,613
Add: Impact of restructuring charges recorded under cost of goods sold	408
Add: Impact of amortization of debt discount	4,568
Add: Impact of loss on extinguishment of convertible senior notes	34,728
Add: Impact of provision for income taxes	8,498
Adjusted net income	$110,022

ADJUSTED DILUTED EARNINGS PER SHARE RECONCILIATION

Three months ended June 30, 2021
GAAP Diluted net income per share	$0.13
Add: Impact of restructuring charges	0.01
Add: Impact of restructuring charges recorded under cost of goods sold	—
Add: Impact of amortization of debt discount	0.01
Add: Impact of loss on extinguishment of convertible senior notes	0.08
Add: Impact of provision for income taxes	0.01
Adjusted diluted income per share	$0.24

Under Armour, Inc.
Outlook for the Three Months Ending September 30, 2021 and Year Ending December 31, 2021
(Unaudited; in millions, except per share amounts)

The table below presents the reconciliation of the Company's fiscal 2021 outlook for income from operations calculated in accordance with GAAP to adjusted operating income, which is a non-GAAP financial measure. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.

ADJUSTED OPERATING INCOME RECONCILIATION

(in millions)	Three Months Ending September 30, 2021		Year Ending December 31, 2021
	Low end of estimate	High end of estimate	Low end of estimate	High end of estimate
GAAP Income (loss) from operations	$45	$55	$215	$225
Add: Estimated impact of restructuring and impairment charges (1)	50	50	125	125
Adjusted income (loss) from operations	$95	$105	$340	$350

ADJUSTED OPERATING MARGIN RECONCILIATION

	Three Months Ending September 30, 2021		Year Ending December 31, 2021
	Low end of estimate	High end of estimate	Low end of estimate	High end of estimate
GAAP Operating margin	3.1%	3.7%	4.0%	4.1%
Add: Estimated impact of restructuring and impairment charges (1)	3.5%	3.4%	2.3%	2.3%
Adjusted operating margin	6.6%	7.1%	6.3%	6.4%

ADJUSTED DILUTED EARNINGS PER SHARE RECONCILIATION

	Three Months Ending September 30, 2021		Year Ending December 31, 2021
	Low end of estimate	High end of estimate	Low end of estimate	High end of estimate
GAAP Diluted net income (loss) per share	$0.04	$0.06	$0.14	$0.16
Add: Impact of restructuring and impairment charges (1)	0.11	0.11	0.27	0.27
Add: Impact of amortization of debt discount	0.01	0.01	0.03	0.03
Add: Impact of loss on extinguishment of convertible senior notes	—	—	0.08	0.08
Add: Impact of tax expense related to items noted above	(0.03)	(0.03)	(0.02)	(0.02)
Adjusted diluted income per share	$0.13	$0.15	$0.50	$0.52
(1) Under the Company’s 2020 restructuring plan’s approved range of $550 million to $600 million, approximately $483 million of cumulative charges have been recognized as of June 30, 2021. The impact of total charges to be recognized for the third quarter and the full year Fiscal 2021 presented above, assumes the high-end of the estimated remaining charges included in this press release.

Under Armour, Inc.
As of June 30, 2021 and 2020
BRAND HOUSE AND FACTORY HOUSE DOOR COUNT

	June 30,
	2021	2020
Factory House	178	170
Brand House	17	18
North America total doors	195	188

Factory House	137	116
Brand House	95	123
International total doors	232	239

Factory House	315	286
Brand House	112	141
Total doors	427	427